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                                 EXHIBIT 6(E)

                     AMENDMENT TO DISTRIBUTION AGREEMENT


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                     AMENDMENT TO DISTRIBUTION AGREEMENT

         This Amendment to the Distribution Agreement, dated November 1, 1995, as re-executed December 13, 1995 (the "Distribution Agreement") is hereby made this __ day of May, 1997 by and between The One Group(R) (the "Trust") and The One Group Servicing Company ("Distributor"):

         WHEREAS, certain of the Funds offer Class C shares that are subject to a Contingent Deferred Sales Charge; and

         WHEREAS, the Trust and the Distributor desire to amend the Agreement to add a new Schedule E which identifies the Funds that offer the Class C shares.

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree to amend the Distribution Agreement as follows:

         1. AMENDMENT TO SECTION 5. The first paragraph of Section 5.1 of the Distribution Agreement is hereby deleted in its entirety and the following is substituted in its place:

         "5.1 The Trust may offer Shares subject to a contingent deferred sales charge (a "CDSC"). The Distributor may pay brokers, dealers and other financial institutions and intermediaries commissions with regard to the sale of CDSC Shares. Under this Agreement, the following provisions shall apply with respect to Shares of a Class featuring a CDSC (a "CDSC Class") as described in the prospectus(es) of the Funds and identified on Schedules D and E hereto."

         2. ADDITION OF SCHEDULE E. Schedule E hereto is hereby made a part of the Distribution Agreement in order to identify the Funds that offer Class C Shares.

         3. DEFINITION OF TERMS. All terms not otherwise defined in this Amendment to the Distribution Agreement shall have the meaning ascribed to them in the Distribution Agreement.

         IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their officers designated below as of the day and year first written above.

THE ONE GROUP                             THE ONE GROUP SERVICES COMPANY

By:                                       By:
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Title:                                    Title:
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Date:                                     Date:
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